EXHIBIT 99.1

Chemung Financial Reports First Quarter 2015 Net Income of $2.3 Million, or $0.48 Per Share, on Net Interest Income of $12.3 Million

ELMIRA, N.Y., April 23, 2015 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company ("the Bank"), today reported net income of $2.3 million, or $0.48 per share, for the first quarter of 2015, compared to $2.1 million, or $0.44 per share, for the first quarter of 2014.

Ronald M. Bentley, President and CEO, stated:

"The continued growth in our commercial loan portfolio drove a $22 million increase in our loans outstanding and a 2.6% increase in net interest income. Higher revenue in our Wealth Management Group enabled us to increase our non-interest income by 4.5% year over year. Managing expenses is a priority for us and we continue to look for opportunities to gain efficiencies in our day-to-day operations."

First Quarter Highlights1

  Loans increased $22.0 million, or 2.0%

  Deposits increased $88.1 million, or 6.9%

  Net interest income increased $0.3 million, or 2.6%

  Provision for loan losses decreased $0.2 million, or 39.0%

  Non-interest income increased $0.2 million, or 4.5%

  Dividends declared during the quarter were $0.26

1 Balance sheet comparisons are calculated for March 31, 2015 versus December 31, 2014. Income statement comparisons are calculated for the first quarter of 2015 versus prior-year first quarter.

A more detailed summary of financial performance is included below:

Net Interest Income:

Net interest income for the quarter totaled $12.3 million compared with $12.0 million for the same period in the prior year, an increase of $0.3 million, or 2.6%. The increase was due primarily to interest income from our commercial loan portfolio, offset by a decrease in interest and dividends from our taxable securities. Fully taxable equivalent net interest margin was 3.49%, compared with 3.58% for the same period in the prior year. The yield on interest-earning assets decreased eleven basis points, while the cost of interest-bearing liabilities decreased three basis points. Average interest-earning assets increased $68.6 million during the quarter.

Non-Interest Income:

Non-interest income for the quarter was $5.2 million compared with $5.0 million for the same period in the prior year, an increase of $0.2 million, or 4.5%. The increase was due primarily to additional wealth management group fee income of $0.2 million and a gain on sale of other real estate owned of $0.1 million, offset by a $0.1 million decrease in service charges on deposit accounts.

Non-Interest Expense:

Non-interest expense for the quarter was $13.7 million compared with $13.3 million for the same period in the prior year, an increase of $0.4 million, or 2.9%. The increase was due primarily to increases of $0.4 million in pension and other employee benefits and $0.1 million in furniture and equipment expenses, offset by a decrease of $0.1 million in merger and acquisition expenses. The $0.4 million increase in pension and other employee benefits was due to the adoption of updated mortality tables at December 31, 2014, which increased the life expectancy of employees, and a reduced discount rate for determining pension costs.

Asset Quality:

Non-performing loans totaled $10.4 million at March 31, 2015, or 0.91% of total loans, compared with $7.8 million at December 31, 2014, or 0.69% of total loans. The increase in non-performing loans at March 31, 2015 was primarily in the commercial loan segment of the loan portfolio. Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $12.9 million, or 0.82% of total assets, at March 31, 2015, compared with $10.8 million, or 0.71% of total assets, at December 31, 2014. The Corporation's ratio of non-performing assets to total assets compared favorably to our peer group ratio of 1.11% at December 31, 2014 (the most recent period available).

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth. Based on this analysis, the provision for loan losses for the first quarter of 2015 and 2014 was $0.4 and $0.6 million, respectively. Net charge-offs for the quarter were $0.2 million compared with $0.3 million for the same period in the prior year.

At March 31, 2015 the allowance for loan losses was $13.9 million, compared with $13.7 million at December 31, 2014. The allowance for loan losses was 133.3% of non-performing loans at March 31, 2015, compared with 176.0% at December 31, 2014. The ratio of the allowance for loan losses to total loans was 1.21% at March 31, 2015, compared with 1.22% at December 31, 2014.

Balance Sheet Activity:

Assets totaled $1.585 billion at March 31, 2015 compared with $1.525 billion at December 31, 2014, an increase of $60.2 million, or 4.0%. The growth was due primarily to increases of $55.7 million, or 191.0%, in cash and cash equivalents and $22.0 million, or 2.0%, in the loan portfolio, partially offset by a decrease of $15.7 million, or 5.4% in investment securities. The increase in cash and cash equivalents can be attributed to the seasonal inflow of municipal deposits, offset by the reduction of FHLB overnight advances. The increase in loans can be attributed to increases of $33.2 million in commercial loans and $1.8 million in mortgages, offset by a $13.0 million decrease in consumer loans, attributed mostly to the indirect loan portfolio. The $15.7 million decrease in investment securities can be mostly attributed to bonds that were called or matured during the quarter.

Deposits totaled $1.368 billion at March 31, 2015 compared with $1.280 billion at December 31, 2014, an increase of $88.1 million, or 6.9%. The growth was mostly attributable to increases of $83.6 million in money market accounts, $16.8 million in interest-bearing demand deposits, and $10.5 million in non-interest bearing demand deposits. Partially offsetting the increases noted above was a $23.9 million decrease in time deposits. The changes in money market accounts, interest-bearing demand deposits, and time deposits can be attributed to the seasonal net inflow of deposits from our municipal clients.

Total equity was $136.3 million at March 31, 2015 compared with $133.6 million at December 31, 2014, an increase of $2.7 million, or 2.0%. The increase was primarily due to earnings of $2.3 million, a reduction of $1.0 million in accumulated other comprehensive loss, and a reduction of $0.5 million in treasury stock, offset by $1.2 million in dividends declared during the quarter.

The total equity to total assets ratio was 8.60% at March 31, 2015 compared with 8.77% at December 31, 2014. The tangible equity to tangible assets ratio was 7.04% at March 31, 2015 compared with 7.13% at December 31, 2014. Book value per share increased to $28.92 at March 31, 2015 from $28.44 at December 31, 2014. As of March 31, 2015, both the Corporation's and the Bank's capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines.

Other Items:

The market value of total assets under management or administration in our Wealth Management Group was $1.979 billion at March 31, 2015 compared with $1.956 billion at December 31, 2014, an increase of $23.1 million, or 1.2%.

About Chemung Financial Corporation:

Chemung Financial Corporation is a $1.6 billion financial services holding company headquartered in Elmira, New York and operates 34 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers. Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State. Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except share data)	2015	2014	2014	2014	2014
ASSETS
Cash and due from financial institutions	$ 29,643	$ 28,130	$ 31,957	$ 35,981	$ 34,478
Interest-bearing deposits in other financial institutions	55,230	1,033	3,069	30,301	22,670
Total cash and cash equivalents	84,873	29,163	35,026	66,282	57,148

Trading assets, at fair value	601	549	483	450	413

Securities available for sale	266,307	280,507	288,097	286,398	337,134
Securities held to maturity	5,693	5,831	5,430	5,274	6,126
FHLB and FRB stocks, at cost	4,148	5,535	4,362	4,730	4,482
Total investment securities	276,148	291,873	297,889	296,402	347,742

Commercial	652,217	619,002	601,018	581,170	542,082
Mortgage	198,628	196,806	192,870	194,603	196,396
Consumer	292,727	305,766	320,294	308,580	286,087
Loans, net of deferred loan fees	1,143,572	1,121,574	1,114,182	1,084,353	1,024,565
Allowance for loan losses	(13,892)	(13,686)	(13,151)	(13,632)	(13,155)
Loans, net	1,129,680	1,107,888	1,101,031	1,070,721	1,011,410

Loans held for sale	628	665	1,167	914	75
Premises and equipment, net	31,548	32,287	32,431	29,938	29,351
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	4,763	5,067	5,384	5,708	6,033
Accrued interest receivable and other assets	34,707	35,223	28,322	23,642	23,535
Total assets	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,515,881	$ 1,497,531

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$ 376,773	$ 366,298	$ 372,916	$ 365,056	$ 354,727
Interest-bearing demand deposits	127,593	110,819	138,751	124,803	114,507
Insured money market accounts	476,464	392,871	391,671	393,390	387,912
Savings deposits	199,349	198,183	196,406	199,664	198,876
Time deposits	187,951	211,843	211,255	225,515	235,868
Total deposits	1,368,130	1,280,014	1,310,999	1,308,428	1,291,890

FHLB overnight advances	--	30,830	--	--	--
Securities sold under agreements to repurchase	31,084	29,652	30,981	30,746	30,646
FHLB advances and other debt	22,259	22,286	27,125	24,520	25,189
Accrued interest payable and other liabilities	27,006	28,129	14,891	10,406	9,283
Total liabilities	1,448,479	1,390,911	1,383,996	1,374,100	1,357,008

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,477	45,355	45,555	45,494	45,516
Retained earnings	115,450	114,383	111,105	112,624	111,895
Treasury stock, at cost	(16,900)	(17,378)	(17,640)	(17,640)	(17,728)
Accumulated other comprehensive income (loss)	(7,787)	(8,785)	488	1,250	787
Total shareholders' equity	136,293	133,628	139,561	141,781	140,523
Total liabilities and shareholders' equity	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,515,881	$ 1,497,531

Period-end shares outstanding	4,712,156	4,699,186	4,685,627	4,682,369	4,679,396

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended
	March, 31		Percent
(Dollars in thousands, except share and per share data)	2015	2014	Change
Interest and dividend income:
Loans, including fees	$ 11,903	$ 11,168	6.6
Taxable securities	1,089	1,503	(27.5)
Tax exempt securities	219	264	(17.0)
Interest-bearing deposits	23	19	21.1
Total interest and dividend income	13,234	12,954	2.2

Interest expense:
Deposits	486	522	(6.9)
Securities sold under agreements to repurchase	209	209	0.0
Borrowed funds	197	190	3.7
Total interest expense	892	921	(3.1)

Net interest income	12,342	12,033	2.6
Provision for loan losses	390	639	(39.0)
Net interest income after provision for loan losses	11,952	11,394	4.9

Non-interest income:
Wealth management group fee income	2,126	1,883	12.9
Service charges on deposit accounts	1,138	1,232	(7.6)
Net gains on securities transactions	50	--	N/M
Net gains on sales of loans held for sale	52	41	26.8
Net gains (losses) on sales of other real estate owned	78	(30)	N/M
Other	1,742	1,838	(5.2)
Total non-interest income	5,186	4,964	4.5

Non-interest expense:
Salaries and wages	5,100	5,153	(1.0)
Pension and other employee benefits	1,729	1,359	27.2
Net occupancy	1,850	1,793	3.2
Furniture and equipment	733	630	16.3
Data processing	1,561	1,481	5.4
Professional services	269	222	21.2
Amortization of intangible assets	304	344	(11.6)
Marketing and advertising	235	293	(19.8)
Other real estate owned expense	84	87	(3.4)
FDIC insurance	286	269	6.3
Loan expense	140	149	(6.0)
Merger and acquisition expenses	--	86	(100.0)
Other	1,445	1,477	(2.2)
Total non-interest expense	13,736	13,343	2.9

Income before income tax expense	3,402	3,015	12.8
Income tax expense	1,126	951	18.4
Net income	$ 2,276	$ 2,064	10.3

Basic and diluted earnings per share	$ 0.48	$ 0.44
Cash dividends declared per share	0.26	0.26
Average basic and diluted shares outstanding	4,706,774	4,677,178

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(Dollars in thousands, except share and per share data)	2015	2014	2014	2014	2014

RESULTS OF OPERATIONS
Interest income	$ 13,234	$ 13,922	$ 13,341	$ 12,996	$ 12,954
Interest expense	892	888	915	921	921
Net interest income	12,342	13,034	12,426	12,075	12,033
Provision for loan losses	390	1,650	589	1,103	639
Net interest income after provision for loan losses	11,952	11,384	11,837	10,972	11,394
Non-interest income	5,186	11,400	4,986	5,406	4,964
Non-interest expense	13,736	15,792	17,763	13,579	13,343
Income (loss) before income tax expense (benefit)	3,402	6,992	(940)	2,799	3,015
Income tax expense (benefit)	1,126	2,510	(621)	869	951
Net income (loss)	$ 2,276	$ 4,482	$ (319)	$ 1,930	$ 2,064

Basic and diluted earnings (loss) per share	$ 0.48	$ 0.96	$ (0.07)	$ 0.41	$ 0.44
Average basic and diluted shares outstanding	4,706,774	4,690,519	4,683,797	4,680,776	4,677,178

PERFORMANCE RATIOS
Return on average assets	0.59%	1.17%	(0.08)%	0.51%	0.56%
Return on average equity	6.79%	12.54%	(0.90)%	5.44%	5.93%
Return on average tangible equity (a)	8.45%	15.49%	(1.11)%	6.75%	7.41%
Efficiency ratio (b)	76.26%	85.10%	75.07%	77.21%	77.28%
Non-interest expense to average assets (c)	3.57%	4.11%	3.55%	3.62%	3.64%
Loans to deposits	83.59%	87.62%	84.99%	82.87%	79.31%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.28%	4.49%	4.33%	4.40%	4.51%
Yield on investments	1.83%	1.98%	1.95%	1.91%	2.09%
Yield on interest-earning assets	3.74%	3.96%	3.82%	3.77%	3.85%
Cost of interest-bearing deposits	0.20%	0.21%	0.22%	0.22%	0.23%
Cost of borrowings	2.74%	2.65%	2.85%	2.93%	2.91%
Cost of interest-bearing liabilities	0.35%	0.36%	0.37%	0.37%	0.38%
Interest rate spread	3.39%	3.60%	3.45%	3.40%	3.47%
Net interest margin, fully taxable equivalent	3.49%	3.71%	3.55%	3.51%	3.58%

CAPITAL
Total equity to total assets at end of period	8.60%	8.77%	9.16%	9.35%	9.38%
Tangible equity to tangible assets at end of period (a)	7.04%	7.13%	7.51%	7.68%	7.67%

Book value per share	$ 28.92	$ 28.44	$ 29.78	$ 30.28	$ 30.03
Tangible book value per share	23.28	22.71	23.98	24.40	24.08
Period-end market value per share	28.30	27.66	28.09	29.54	27.12
Dividends declared per share	0.26	0.26	0.26	0.26	0.26

AVERAGE BALANCES
Loans (d)	$ 1,132,473	$ 1,112,297	$ 1,097,133	$ 1,047,181	$ 1,007,415
Earning assets	1,450,249	1,410,804	1,404,165	1,400,174	1,381,604
Total assets	1,558,919	1,522,834	1,509,315	1,504,153	1,488,577
Deposits	1,338,913	1,307,305	1,301,083	1,298,159	1,282,917
Total equity	135,974	141,845	142,944	142,318	141,061
Tangible equity (a)	109,219	114,786	115,553	114,603	112,996

ASSET QUALITY
Net charge-offs	$ 184	$ 1,116	$ 1,070	$ 625	$ 260
Non-performing loans (e)	10,419	7,778	7,209	7,712	8,567
Non-performing assets (f)	12,925	10,843	10,328	8,345	8,808
Allowance for loan losses	13,892	13,686	13,151	13,632	13,155

Annualized net charge-offs to average loans	0.07%	0.40%	0.39%	0.24%	0.10%
Non-performing loans to total loans	0.91%	0.69%	0.65%	0.71%	0.84%
Non-performing assets to total assets	0.82%	0.71%	0.68%	0.55%	0.59%
Allowance for loan losses to total loans	1.21%	1.22%	1.18%	1.26%	1.28%
Allowance for loan losses to non-performing loans	133.33%	175.96%	182.42%	176.76%	153.55%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less merger and acquisition expenses less amortization of intangible assets less legal settlement divided by the total of fully taxable equivalent net interest income plus non-interest income less net gain on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) For the non-interest expense to average assets ratio, non-interest expense does not include legal settlement expense.
(d) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(e) Non-performing loans include non-accrual loans only.
(f) Non-performing assets include non-performing loans plus other real estate owned.
N/M - Not meaningful.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The table below shows computations of core net income (loss), tangible equity and tangible assets, and certain related ratios, all of which are considered to be non-GAAP financial measures. The tangible equity to tangible assets ratio has become a focus of some investors and management believes this ratio may assist in analyzing the Corporation's capital position, absent the effects of intangible assets. These non-GAAP financial measures have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analysis of results reported under GAAP. Because not all companies use identical calculations, the non-GAAP measures presented in the following table may not be comparable to those reported by other companies.

	As of or for the Three Months Ended
	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
(amounts in thousands, except per share data)	2015	2014	2014	2014	2014

CORE NET INCOME
Reported net income (loss) (GAAP)	$ 2,276	$ 4,482	$ (319)	$ 1,930	$ 2,064
Net gain on securities transactions (net of tax)	(31)	(3,907)	--	(322)	--
Legal settlement (net of tax)	--	--	2,617	--	--
Merger and acquisition related expenses (net of tax)	--	--	--	18	53
Core net income (non-GAAP)	$ 2,245	$ 575	$ 2,298	$ 1,626	$ 2,117

Average basic and diluted shares outstanding	4,706,774	4,690,519	4,683,797	4,680,776	4,677,178

Reported basic and diluted earnings (loss) per share (GAAP)	$0.48	$0.96	($0.07)	$0.41	$0.44
Reported return on average assets (GAAP)	0.59%	1.17%	(0.08)%	0.51%	0.56%
Reported return on average equity (GAAP)	6.79%	12.54%	(0.90)%	5.44%	5.93%

Core basic and diluted earnings per share (non-GAAP)	$0.48	$0.12	$0.49	$0.35	$0.45
Core return on average assets (non-GAAP)	0.58%	0.15%	0.60%	0.43%	0.58%
Core return on average equity (non-GAAP)	6.70%	1.61%	6.38%	4.58%	6.09%

TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$ 136,293	$ 133,628	$ 139,561	$ 141,781	$ 140,523
Less: intangible assets	(26,587)	(26,891)	(27,208)	(27,532)	(27,857)
Tangible equity (non-GAAP)	$ 109,706	$ 106,737	$ 112,353	$ 114,249	$ 112,666

Total assets (GAAP)	$ 1,584,772	$ 1,524,539	$ 1,523,557	$ 1,515,881	$ 1,497,531
Less: intangible assets	(26,587)	(26,891)	(27,208)	(27,532)	(27,857)
Tangible assets (non-GAAP)	$ 1,558,185	$ 1,497,648	$ 1,496,349	$ 1,488,349	$ 1,469,674

Total equity to total assets at end of period (GAAP)	8.60%	8.77%	9.16%	9.35%	9.38%
Book value per share (GAAP)	$ 28.92	$ 28.44	$ 29.78	$ 30.28	$ 30.03

Tangible equity to tangible assets at end of period (non-GAAP)	7.04%	7.13%	7.51%	7.68%	7.67%
Tangible book value per share (non-GAAP)	$ 23.28	$ 22.71	$ 23.98	$ 24.40	$ 24.08

TANGIBLE EQUITY AND TANGIBLE ASSETS
(AVERAGE)
Total shareholders' equity (GAAP)	$ 135,974	$ 141,845	$ 142,944	$ 142,318	$ 141,061
Less: intangible assets	(26,755)	(27,059)	(27,391)	(27,715)	(28,065)
Tangible equity (non-GAAP)	$ 109,219	$ 114,786	$ 115,553	$ 114,603	$ 112,996

Return on average equity (GAAP)	6.79%	12.54%	(0.90)%	5.44%	5.93%
Return on average tangible equity (non-GAAP)	8.45%	15.49%	(1.11)%	6.75%	7.41%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in these sections. All statements regarding, among other things, the Corporation's expected financial condition and results of operations, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements. These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend." The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct. The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation's growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, and changes in general business and economic trends. Information concerning these and other factors can be found in the Corporation's periodic filings with the Securities and Exchange Commission, including in our 2014 Annual Report on Form 10-K. These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746. Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

CONTACT: Karl F. Krebs, EVP and CFO
         kkrebs@chemungcanal.com
         Phone: 607-737-3714